UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

[ x ] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 14, 2008

Commission File Number 001-15695

Avitar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1174053
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

65 Dan Road, Canton, Massachusetts	02021
(Address of Principal Executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 821-1440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

     BDO Seidman, LLP (“ BDO Seidman”), the independent accountant who was engaged as the principal accountant to audit the registrant’s financial statements, resigned, effective October 14, 2008.

     BDO Seidman’s audit report included in our consolidated financial statements for the years ended September 30, 2007 and 2006 was modified to include an explanatory paragraph regarding recurring losses and working capital and stockholder deficits that raised substantial doubt as to the registrant’s ability to continue as a going concern. The audit report contains no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended September 30, 2007 and 2006, and any subsequent interim period preceding the resignation of BDO Seidman, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During the fiscal years ended September 30, 2007 and 2006, and any subsequent interim period preceding its resignation, BDO Seidman did not advise the registrant of any reportable events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

     The registrant has provided BDO Seidman with a copy of the disclosures it is making in response to this Item 304(a). The registrant has requested BDO Seidman to furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating stating the respects in which it does not agree. Such letter is filed as an exhibit to this report.

Item 9(c). Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from BDO Seidman, LLP to the Registrant dated February 10, 2009.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVITAR, INC.

February 11, 2009	By:	/s/ Cory Gelmon
Cory Gelmon, Chief Executive
Officer and Director

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and dates indicated.

February 11, 2009	By:	/s/ Cory Gelmon
Cory Gelmon, President, Chief Executive Officer,
Chief Financial Officer, Treasurer, Secretary and
Director (Principal Accounting and Financial
Officer)